EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.'s 33-68354, 333-27827, and 333-62653) of Industrial Holdings, Inc., of our report dated June 17, 1997 on Moores Pump and Supply, Inc. for the year ended April 30, 1997, included in the Industrial Holdings, Inc.'s Form 10-K for the year ended December 31, 1999.

Arthur Andersen LLP

New Orleans, Louisiana
June 12, 2000

                                      EX-6